                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       First National of Nebraska, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (3) Filing Party:

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     (4) Date Filed:

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

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

     May 17, 1996



     RE: NOTICE OF ANNUAL MEETING



          The annual meeting of shareholders of First National of Nebraska, Inc. will be held on the fourth floor of the First National Bank of Omaha Building, One First National Center, 16th and Dodge Streets, Omaha, Nebraska, on June 19, 1996 at 3:00 o'clock P.M. for the following purposes:

          1.  To elect directors for the ensuing year; and

          2.  To recommend members of the Executive Committee.



                                       F. PHILLIPS GILTNER
                                       Chairman and Secretary

                       FIRST NATIONAL OF NEBRASKA, INC.

                           One First National Center
                            Omaha, Nebraska  68102

                                                  Date of Mailing:  May 17, 1996


                                PROXY STATEMENT

          The annual meeting of the shareholders of First National of Nebraska, Inc. (the "Company") will be held on Wednesday, June 19, 1996 at 3:00 p.m. at the First National Bank of Omaha, Fourth Floor, One First National Center, Omaha, Nebraska. At the annual meeting, shareholders will elect directors and recommend members of the executive committee of the Company (the "Executive Committee").

          This proxy statement is furnished in connection with the solicitation by the Company of proxies in the accompanying form. You are requested to complete, sign, date and return the enclosed proxy card in order to ensure that your shares are voted. A shareholder giving a proxy may revoke it at any time before it is exercised at the annual meeting. Each proxy signed, dated and returned will be voted for the election, as directors, of the nominees listed below and for recommending such nominees for membership on the Executive Committee of the Company, unless contrary instructions are given. If instructions are given, the proxy will be voted in accordance with those instructions. Shareholders of record at the close of business on May 13, 1996 will be entitled to vote at the annual meeting or any adjournment thereof.

                             ELECTION OF DIRECTORS

          Unless contrary instructions are given, it is intended that shares represented by the proxies will be voted in favor of the election, as directors, of the persons listed below to hold office until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified.

          Each of such persons has been a director of the Company since its organization on August 27, 1968. The principal occupation of Mr. F. Phillips Giltner and Mr. Bruce R. Lauritzen during the last five years has been as an officer and director of the Company and its principal subsidiary, First National Bank of Omaha (the "Bank"). Mr. John R. Lauritzen has been a director of the Company and the Bank during the last five years and was an officer of the Company and the Bank through June 1, 1994.


  NOMINEE                    AGE         COMPANY                   BANK
  -------                    ---         -------                   -----
F. Phillips Giltner           71  Chairman of the Board   Chairman of the Board
                                  of Directors,           of Directors, Member
                                  Secretary, Member of    of the Executive
                                  the Executive           Committee, and
                                  Committee, and          Director
                                  Director


Bruce R. Lauritzen*           52  President, Treasurer,   President, Member of
                                  Member of the           the Executive
                                  Executive Committee,    Committee, and
                                  and Director            Director


John R. Lauritzen*            79  Chairman Emeritus of    Chairman Emeritus of
                                  the Board of            the Board of
                                  Directors, Member of    Directors, Member of
                                  the Executive           the Executive
                                  Committee, and          Committee, and
                                  Director                Director

- -----------

*Messrs. Lauritzen are the owners of more than 5% of the common stock of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," page 10. John R. Lauritzen is the father of Bruce R. Lauritzen.

               RECOMMENDATION FOR MEMBERS OF EXECUTIVE COMMITTEE

Article III of the Bylaws of the Company provides, among other things:

          Section 1. Executive Committee--Composition. The Board of Directors shall appoint from those of its members recommended by the shareholders an Executive Committee consisting of not less than two nor more than five members, which shall constitute a standing committee to serve until the next annual meeting of the Board of Directors and until their successors are designated.

          The Executive Committee has all of the authority of the Board of Directors when the Board of Directors is not in session. It has authority to designate the person or persons to attend, act and vote on behalf of the Company at any meeting of shareholders of another corporation in which the Company owns stock, and to fix the salaries of the officers of the Company.

          The Board of Directors intends to appoint to the Executive Committee the three members of the Board of Directors receiving the greatest number of recommendations from shareholders. The directors recommend F. Phillips Giltner, Bruce R. Lauritzen and John R. Lauritzen who are presently members of the Executive Committee, for reappointment. The Board of Directors does not intend to appoint a person as a member of the Executive Committee unless that person receives a recommendation from the majority of the shares voting. Unless contrary instructions are given, it is intended that shares represented by the proxies will be voted in favor of appointment of the persons listed above to the Executive Committee.


                               VOTING AT MEETING

          As of May 13, 1996, the Company has outstanding 346,767 shares of $5 par value common stock. No other class of stock has been issued by the Company.

          In voting for directors, each share of common stock is entitled to one vote for each director to be elected. However, shareholders have the right to cumulate their votes for the election of directors. In cumulating votes, the number of votes which each shareholder may cast is determined by multiplying the number of shares held by the number of directors to be elected. All of such votes may be cast for any one nominee or such votes may be distributed among the nominees. Any shareholder desiring to exercise his or her right of cumulative voting shall given written notice of intent to do so to the Secretary and each member of the Executive Committee of the Company, in writing, at least 30 days before the meeting or within five days after notice of the meeting is mailed, whichever is later (but in no event less than ten days before the meeting). Upon receipt of such notice, the Secretary shall immediately give notice to the other shareholders and such other shareholders shall each have the right to cumulate their votes and cast them as they see fit without giving further notice to the Secretary.

          All shares represented by executed proxies received in the accompanying form will be voted at the meeting. A vote of the majority of shares represented, either in person or by proxy, is required for the election of directors and for the recommendation for members of the executive committee. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, and will be considered to have been voted in favor of the election of each nominated director and in favor of recommending each nominee for the executive committee. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.


                    OTHER MATTERS TO COME BEFORE THE MEETING

          If any matters not referred to in the proxy form come before the meeting, the persons named in the proxies will vote the share represented thereby in accordance with their judgment. The directors are not aware that any matters other than those set forth in this proxy statement will be presented for action at the meeting.

                             SHAREHOLDER PROPOSALS

        If any shareholder desires to submit a proposal to be considered at the 1997 annual meeting, such proposal must be received at the offices of the Company on or before January 17, 1997 to be included in the proxy statement and proxy form to be distributed in connection with the 1997 annual meeting.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the Performance Graph on page 8 shall not be incorporated by reference into any such filings.

A.      Report Of The Executive Committee on Executive Compensation

COMPENSATION PHILOSOPHY

        The Executive Committee for the Company, the members of which are also the members of the Executive Committee for the Bank, sets the compensation of the officers of the Company and the Bank. Information presented herein is presented on a consolidated basis. The Company compensates its executive officers in amounts which are competitive, consistent with its business objectives, and commensurate with the experience level of its executive officers. The goal of the Company's compensation policy is to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Executive Committee considers midwest regional financial institutions and selected local employers in determining competitive base salaries.

        Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business goals are met, including such factors as operating profit and asset growth. Individual performance is evaluated by reviewing contributions to corporate goals.

PRIMARY ELEMENTS OF COMPENSATION

        The Company has had a history of using a simple total compensation package that consists of cash and benefits. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate innovation, foster teamwork, and adequately reward employees. Currently, the primary elements of the executives' total compensation program are base salary, annual cash incentives, and long-term cash incentives.

        With respect to the base salary and cash incentive bonuses granted to the executive officers in 1995, the Executive Committee took into account the Company's success in meeting a variety of financial and nonfinancial performance goals. These goals include: growth in earnings; the rate of return on assets; the rate of return on shareholder's equity; the growth in assets and fee income; degree of market share; quality of assets; various measures of productivity and efficiency; development and execution of business strategies; the identification and implementation of acquisition plans; and the introduction of new technologies, products and services.

Base Salary

        The Executive Committee sets base salary for executive officers by reviewing individual performance, professional experience, position with the Company, and base salary levels paid by similarly situated companies. The Executive Committee believes that the Company's base salaries are generally commensurate with the base salaries of similar financial institutions and local employers.

        Base Salary is included in the amount reported in column (c) of the Summary Compensation Table on page 5 of this proxy statement and consists of amounts paid by the Bank and the Company. This Base Salary is determined by the Executive Committee in December of the year prior to the period it is earned. For example, the base salary earned as indicated in column (c) of the Summary Compensation Table for 1995 was determined by the Executive Committee in December, 1994.

Annual Cash Incentives

          The Executive Committee awards cash incentive bonuses to executive officers based on their performance with respect to the Company's financial goals and the Company's performance relative to its competitors. Specifically, in 1995, these goals were to earn a 15% rate of return on shareholders' equity; increase assets by 15%; and increase earnings by 15%. Depending upon the performance relative to these guidelines, executive officers are given raises in line with those received by other officers and bonuses as appropriate for the Company's performance. In 1995, the Company exceeded all but one of its goals: the Company earned a 21% rate of return on shareholders' equity; managed assets increased by 19%; and earnings increased by 7% between 1994 and 1995. Bonuses were awarded in line with performance.

          In 1995, each of the Company's executive officers received incentive cash compensation. This annual incentive compensation, included as a portion of the amounts in column (d) of the Summary Compensation Table, is discretionarily determined by the Executive Committee based upon the Company exceeding its financial goals as set forth above and upon individual contribution to the Company's performance.

Long-Term Cash Incentives

          The Executive Committee awards long-term cash incentive compensation under two separate plans, which are subject to vesting schedules, to establish long-term incentives for the executive officers.

          Cash incentives awarded under the first plan, which are included in column (d) of the Summary Compensation Table, are subject to a 7-year vesting schedule and are payable upon retirement, death, or total disability. This cash incentive plan is to provide additional incentive to senior management to increase earnings of the Company on a long term basis. Participation in the plan is limited to key executives as determined by the Executive Committee. The Executive Committee determines at the beginning of each Plan Year the participants, if any, and the share each participant shall receive for the Plan Year in the total incentive pool. The incentive pool is determined by the Executive Committee and is based upon the level of achievement by the Company of the financial goals as set forth above for the related Plan Year.

          Cash incentives awarded under the second plan, which are also included in column (d) of the Summary Compensation Table, are subject to a 5-year vesting schedule and are payable upon retirement, termination, disability, or death. Cash incentives under this plan are awarded to plan participants which historically have included the executive officers of the Company. The Executive Committee discretionarily determines which employees and officers shall be entitled to participate in the Plan. The amount awarded to each such participant is discretionarily determined by the Executive Committee. Historically, this amount has been based upon the current salary, for the Plan Year, of each participant and has not been determined based upon Company performance or individual performance. In 1995, no amounts were awarded under this plan.



                                            F. Phillips Giltner
                                            Bruce R. Lauritzen
                                            John R. Lauritzen


B.  Summary Compensation Table

The following table sets forth total compensation paid by the Company and the Bank to certain of their executive officers for the years 1995, 1994 and 1993.  Mssrs. Henry, O'Neal, and Walker are executive officers of the Bank only.

                                                                                           Long-Term Compensation
                                                                                       -------------------------------
                                                       Annual Compensation                     Awards          Payouts
                                            -----------------------------------------  -------------------------------
                                                                             Other
                                                                             Annual    Restricted  Securities             All Other
                                                                            Compen-      Stock     Underlying   LTIP       Compen-
                                                    Salary      Bonus        sation     Award(s)    Options/   Payouts     sation
      Name and Principal Position           Year      ($)        ($)          ($)         ($)       SARs(#)      ($)         ($)
- ------------------------------------------------------------------------------------------------------------------------------------
       -----------(a)----------              (b)      (c)        (d)          (e)         (f)         (g)        (h)         (i)
F. Phillips Giltner
 Chairman of the Board, the Company and
 the Bank; Secretary, the Company           1995   403,727   417,464 (2)   34,239 (5)                                      4,403 (6)
 Chairman of the Board, the Company and
 the Bank; Secretary, the Company           1994   407,546   435,406 (3)   26,319                                          8,402
 President, the Company and Vice
 Chairman, the Bank                         1993   344,500   437,179 (4)   16,372                                          8,222

Bruce R. Lauritzen
 President/Treasurer, the Company and
 President, the Bank                        1995   355,386   402,426 (2)   23,291 (5)
 President/Treasurer, the Company and
 President, the Bank                        1994   348,160   415,467 (3)   19,883
 Treasurer/Secretary, the Company and
 President, the Bank                        1993   331,900   421,921 (4)   40,730

J. William Henry
 Executive Vice President, the Bank         1995   203,280   292,065 (2)   7,375 (5)
 Executive Vice President, the Bank         1994   193,500   292,988 (3)   7,643
 Executive Vice President, the Bank         1993   184,200   302,506 (4)   7,109

Dennis A. O'Neal
 Executive Vice President, the Bank         1995   203,280   294,669 (2)   15,235 (5)
 Executive Vice President, the Bank         1994   193,500   292,994 (3)   20,019
 Executive Vice President, the Bank         1993   184,200   302,484 (4)   14,142

Charles R. Walker
 Executive Vice President, the Bank         1995   203,280   291,965 (2)    6,716 (5)
 Executive Vice President, the Bank         1994   193,500   292,788 (3)    4,282
 Executive Vice President, the Bank         1993   184,200   305,092 (4)    3,950

John R. Lauritzen (1)
 Chairman Emeritus of the Board, the
 Company and the Bank                       1995         0         0            0                                              0
 Chairman Emeritus of the Board, the
 Company and the Bank                       1994   220,829         0      183,494                                         59,017
 Chairman of the Board and Executive
 Committee, the Company and the Bank        1993   391,200   455,634 (4)   25,140                                         28,216

- -----------------------------
  (1)  John R. Lauritzen retired as an officer of the Company and the Bank on June 1, 1994.

  (2)  Includes compensation allocated to a participant account pursuant to an incentive plan in the following amounts:
F. Phillips Giltner, $122,598; Bruce R. Lauritzen, $111,720; J. William Henry, $108,109; Dennis A. O'Neal, $110,710;
Charles R. Walker, $108,109.  All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.

  (3)  Includes compensation allocated to a participant account pursuant to an incentive plan in the following amounts:
F. Phillips Giltner, $120,540; Bruce R. Lauritzen, $109,760; J. William Henry, $109,075; Dennis A. O'Neal, $109,075;
Charles R. Walker, $109,075.  All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.  Includes compensation allocated to a participant account pursuant to another incentive plan in the following amounts:  F. Phillips Giltner, $19,866; Bruce R. Lauritzen, $16,707; J. William Henry,
$8,913; Dennis A. O'Neal, $8,919; Charles R. Walker, $8,713.  All such amounts are subject to a 5-year vesting schedule and are payable in cash upon retirement, termination, disability, or death.

  (4)  Includes compensation allocated to a participant account pursuant to an incentive plan in the following amounts:
F. Phillips Giltner, $128,380; Bruce R. Lauritzen, $116,620; J. William Henry, $109,914; Dennis A. O'Neal, $109,914;
Charles R. Walker, $112,459; John R. Lauritzen, $144,060.  All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.  Includes compensation allocated to a participant account pursuant to another incentive plan in the following amounts:  F. Phillips Giltner, $33,799; Bruce R. Lauritzen, $31,301;
J. William Henry, $17,592; Dennis A. O'Neal, $17,570; Charles R. Walker, $17,633; John R. Lauritzen, $36,574.  All such amounts are subject to a 5-year vesting schedule and are payable in cash only upon retirement, termination, disability, or death.

  (5)  Includes the following amounts:  F. Phillips Giltner, $10,571 for trust fees paid and $9,635 for legal fees paid;
Bruce R. Lauritzen, $10,920 for travel expenses paid and $6,784 for legal fees paid; J. William Henry, $4,500 auto stipend paid and
$2,400 for social club memberships paid; Dennis A. O'Neal, $5,671 for social club memberships paid, $4,500 for auto stipend paid and $4,278 for travel expenses paid; Charles R. Walker, $3,120 for social club memberships paid and $2,396 for security system paid.

  (6)  A premium of $4,403 paid on a life insurance policy which, pursuant to a split dollar agreement, currently has no cash surrender value to F. Phillips Giltner.

C.        Defined Benefit Pension Plan

          The Bank's pension plan is a noncontributory defined benefit pension plan (the "Pension Plan"). Contribution amounts cannot be readily determined with respect to individual Pension Plan participants. In 1995, no contributions to the Pension Plan were required, and, therefore, none were made because the Pension Plan was fully funded.

          Benefits payable at "normal retirement" (age 65) are determined by a formula which is: 1.25% of final average monthly salary (the highest average using 60 consecutive months out of the last 120 months of employment) plus .42% of the excess of final average salary over the social security wage base, times years of credited service. The amount payable is subject to limits established by federal law. This amount is paid in full at normal retirement. Early retirement benefits are available, at actuarially reduced amounts, at any age between 55 and 65; provided, however, there is no reduction if a person has 40 or more years credited service. If credited service exceeds 40 years, an actuarial increase of up to 4.25% will be substituted for each credited year of service over 40. If a Pension Plan participant terminates before eligibility for retirement benefits, the participant may be vested in some or all of his or her accrued benefit, deferred to normal retirement (or an actuarially reduced amount if payments start early). Vesting in the Pension Plan is determined by a method termed "Five Year Cliff" vesting (no vesting until five years of service have been completed, excluding years of service before the participant's 18th birthday, then 100% vested after the five year period).

          Benefits determined by the formula above are straight-life annuity amounts. Joint and survivor annuities, on an actuarially equivalent basis, are provided for by the Pension Plan.

          The table below (the "Pension Table") shows estimated annual benefits payable on a straight-life annuity basis under the Pension Plan to a Bank employee upon retirement on December 31, 1995 at age 65 with indicated coverage, final compensation and periods of service. Estimated benefits for salaries over $150,000 are the same as for a $150,000 salary, because of limitations imposed by federal law. The current $120,000 limit, as set by federal law for defined benefit plans, has been reflected in the Pension Table.

    Annual                      Years of Service
   Average    --------------------------------------------------
   Covered
 Remuneration   15 Years  20 Years  25 Years  30 Years  35 Years
- --------------  --------  --------  --------  --------  --------

$125,000         $27,457   $36,609   $45,762   $54,914   $64,066
 150,000          33,719    44,959    56,199    67,439    78,679
 175,000          33,719    44,959    56,199    67,439    78,679
 200,000          33,719    44,959    56,199    67,439    78,679
 225,000          33,719    44,959    56,199    67,439    78,679
 250,000          33,719    44,959    56,199    67,439    78,679
 300,000          33,719    44,959    56,199    67,439    78,679
 400,000          33,719    44,959    56,199    67,439    78,679
 450,000          33,719    44,959    56,199    67,439    78,679
 500,000          33,719    44,959    56,199    67,439    78,679

          Remuneration covered by the Pension Plan and included in the Pension Table above is basic salary only. Thus, remuneration covered by the Pension Plan is part of the cash compensation reported in column (c) of the Summary Compensation Table for the executive officers named above. The amounts in the Pension Table are not subject to any deductions for Social Security benefits or other offsets.

          The $500,000 covered remuneration amount shown in the Pension Table exceeds 120% of the highest amount of current covered remuneration of any executive officer named above.

          The amounts of covered remuneration paid in 1995 and the number of years of credited service (total years of service, if different, are noted) for the executive officers named above as of December 31, 1995 were: F. Phillips Giltner -- $376,527 - 31.75; Bruce R. Lauritzen -- $333,186 - 28.25; J. William
Henry -- $196,080 - 31.25; Dennis A. O'Neal -- $196,080 - 14; Charles R. Walker
- --$196,080 - 12. See the Pension Table above.

D.      Committee Interlocks and Insider Participation

        The Executive Committee, which consists of F. Phillips Giltner, Bruce R. Lauritzen and John R. Lauritzen, fixes the compensation of the officers of the Company and the Bank. In addition to their positions with the Company and the Bank, F. Phillips Giltner and Bruce R. Lauritzen also hold the following positions with the Company's subsidiaries:

                       F. Phillips Giltner
                       -------------------
          Credit Card Finance Corporation, Chairman and Director
          First National Credit Corporation, Chairman and Director First National of Colorado, Inc., Chairman and Director

                       Bruce R. Lauritzen
                       ------------------
          First National of Colorado, Inc., President and Director First National Bank, Ft. Collins, Colorado, Director
          Union Colony Bank, Director

E.      Compensation of Directors

        Although the Company does not compensate its directors, the Bank paid each director a fee of $600 per month in 1995 for their service as a director. Directors fees are included in column (c) of the Summary Compensation Table.

F.      Employment Contracts and Termination of Employment Arrangements

        Employment agreements exist between the Company and F. Phillips Giltner and Bruce R. Lauritzen with respect to their employment in the positions indicated on page 1. The agreements generally provide for an annual base salary which is adjusted in such amounts and at such times as may be determined by the Executive Committee and, in the event of the employee's termination of employment by reason of death, certain benefits to be paid to a designated beneficiary of the employee. Such benefits will include one year of the employee's current compensation which will be equal to the sum of (i) employee's direct annual compensation being received from the Company upon such termination, (ii) the employee's base compensation being received from the Bank upon such termination, and (iii) the bonus received from the Bank for the year immediately prior to his death, payable in not more than sixty (60) equal monthly installments. In the event the employee's employment is terminated by reason of disability, the employee will be paid an amount approximately equal to two-thirds of the sum of the three items listed above adjusted annually by a percentage equal to the average increase in direct compensation paid to officers of the Company and the Bank, which payments will continue until the employee is entitled to receive retirement benefits from the pension plan of the Bank or the Company. During 1995, $20,000 and $15,000 were the annual base salaries paid by the Company pursuant to the employment agreement to F. Phillips Giltner and Bruce R. Lauritzen, respectively. No formal employment agreements exist between the Bank and Messrs. John R. Lauritzen, Bruce R. Lauritzen, and F. Phillips Giltner.

        The Bank has a deferred compensation plan encompassing a former officer of the Bank, Mr. John R. Lauritzen, and a key officer of the Bank, Mr. F. Phillips Giltner. This deferred compensation plan provides for payments to John
R. Lauritzen and F. Phillips Giltner equal to approximately $24,700 and $27,300 per year, respectively, together with interest, for a period of 15 years commencing upon retirement. The Board of Directors, in its discretion, can determine the rate of payout which may result in annual payments, but not total payments, in excess of the amounts set forth above. John R. Lauritzen began receiving payments pursuant to the plan on January 15, 1995. Insurance proceeds will partially fund this retirement benefit.

G.        Performance Graph

          The following graph illustrates the cumulative total return to shareholders for the five-year period ended December 31, 1995, for First National of Nebraska's common stock, the Standard and Poor's 500 Stock Index (S&P 500 Index), Dow Jones Equity Market Index, and a group of peer bank holding companies that First National of Nebraska considers its primary local and regional competitors. The S&P 500 Index is presented since it is a more widely recognized and a more readily available index than the Dow Jones Equity Market Index. The competitive peer group consists of: Commerce Bancshares, Inc. and United Missouri Bancshares, Inc. both of Kansas City, Missouri; Norwest Corporation and First Bank Systems, Inc., both of Minneapolis, Minnesota; and Firstier Financial, Inc. of Omaha, Nebraska. The cumulative total return to shareholders for the competitive peer group is weighted according to the respective issuer's market capitalization. This graph assumes an initial investment of $100.00 in the indices presented and in the Company's common stock on December 31, 1990 and reinvestment of dividends.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

LINE GRAPH DEPICTING:

                           1990   1991   1992   1993   1994   1995
COMPETITIVE PEER GROUP     $ 100  $ 176  $ 200  $ 213  $ 216  $ 263
FIRST NATIONAL OF NEBR     $ 100  $ 111  $ 169  $ 241  $ 282  $ 338
DOW EQUITY MARKET INDEX    $ 100  $ 132  $ 144  $ 158  $ 160  $ 169
S&P 500 INDEX              $ 100  $ 126  $ 132  $ 142  $ 140  $ 187


             INFORMATION CONCERNING CERTAIN INTERESTS OF DIRECTORS
                        AND TRANSACTIONS WITH MANAGEMENT

         In addition to their roles and ownership positions with the Company and its subsidiaries during 1995, Bruce R. Lauritzen and John R. Lauritzen served as officers and directors of, and owned more than 10% equity interests in, numerous other banks and corporations.

         Such banks and other affiliates have had normal business relationships with the Bank. In the course of such normal business relationships, such banks paid fees to the Bank for data processing services. Charges for these data processing services were at normal rates and approximated $739,646 in 1995.

         The Company entered into an agreement in December 1985 with KBJ Enterprises, Inc. (the "Issuer"), a multibank holding company controlled by Bruce R. Lauritzen, to purchase an option to acquire 90% of the stock of KBJ Enterprises, Inc. This agreement gave the Issuer the right to repurchase the option at a predetermined amount prior to its exercise. On January 5, 1995, the Issuer repurchased the option for $2,889,000. See note H to the financial statements of the Company contained in the Annual Report to Shareholders for the fiscal year ended December 31, 1995, incorporated herein by this reference (the "Annual Report").

         During 1995, banking subsidiaries of the Company had loan transactions in the ordinary course of business with some of the Company's directors and officers, and some of the subsidiaries' directors and officers. Such loans did not involve more than the normal risk of collectibility, present other unfavorable features or bear lower interest rates than those prevailing at the time for comparable transactions with other persons.


                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Company does not have standing nominating, audit or compensation committees of the Board of Directors. The Executive Committee fixes the compensation of the officers of the Company, and the Board of Directors otherwise performs the functions that such committees would normally perform. The Board of Directors held one meeting and executed twenty-three unanimous consents in lieu of meetings during 1995. Several ad hoc Executive Committee meetings were held during 1995. The Company has an Audit Advisory Committee composed of representatives appointed by the boards of directors of its subsidiaries.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the common stock of the Company by all directors individually, by certain executive officers of the Company and the Bank individually, by officers and directors of the Company and the Bank as a group and by all persons known to management of the Company to be the beneficial owners of more than 5% of the Company's common stock. Unless otherwise noted, the named shareholders have sole investment and voting power with respect to all shares listed.

Name and Address                          Amount and Nature of   Percent
Of Beneficial Owner                       Beneficial Ownership  of Class
- -------------------                       --------------------  ---------
John R. Lauritzen                                160,736 /1/      46.4% /6/
First National Bank
First National Center
Omaha, NE  68102

Bruce R. Lauritzen                                28,832 /2/       8.3% /6/
First National Bank
First National Center
Omaha, NE  68102

Ann L. Pape                                       17,283 /3/       5.0% /6/
c/o Trust Department
First National Bank
First National Center
Omaha, NE  68102

Thomas L. Davis                                   42,925 /4/      12.4%
c/o Trust Department
First National Bank
First National Center
Omaha, NE  68102

F. Phillips Giltner                                9,366           2.7%
First National Bank
First National Center
Omaha, NE  68102

J. William Henry                                      30           *
First National Bank
First National Center
Omaha, NE  68102

Dennis A. O'Neal                                      30           *
First National Bank
First National Center
Omaha, NE  68102

Charles R. Walker                                    105           *
First National Bank
First National Center
Omaha, NE  68102

Mutual of Omaha Insurance Company                 17,000           4.9%
United of Omaha Life Insurance Company            12,420           3.6%
Dodge at 33rd
Omaha, NE  68131

All Officers and Directors of                    182,076 /5/      52.5%
  the Company and the Bank
  as a group (21 persons)

- -------------
        1. 4,922 sole investment and voting power: 73,596 voting and investment power through control of the Lauritzen Corporation; 52,286 Elizabeth D. Lauritzen, spouse, has sole investment and voting power; 29,932 spouse shares investment and voting power with the Bank.
        2. Sole investment and voting power 9,022; investment and voting power shared with spouse and minor children 1,820; right to receive dividends and proceeds 16,516; voting power of shares owned by Lauritzen companies pension plan 1,474.
        3. Sole investment and voting power, 3,867; right to receive dividends and proceeds 13,416.
        4. Sole investment and voting power; 29,600; voting power no other interest 13,325.
        5. In addition, benefit plans of the Bank own 11,747 shares of the Company's stock which totals 3.4%.
        6. Some of the shares reported for John R. Lauritzen, Bruce R. Lauritzen and Ann L. Pape are included twice. The total number without duplication is 175,445 or 51.0%.

        * Represents less than 1% of the Company's stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

             Deloitte & Touche are the principal accountants for the Company and are expected to continue in that capacity during 1996. It is not anticipated that a representative of that firm will attend the annual meeting of shareholders of the Company.

                             COST OF SOLICITATION

             The cost of soliciting proxies, which includes printing, postage, mailing and legal fees, will be paid by the Company.

             THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1995 MAY BE OBTAINED WITHOUT CHARGE BY EACH PERSON WHOSE PROXY IS SOLICITED BY WRITTEN REQUEST TO THE COMPANY. SUCH REQUEST SHOULD BE DIRECTED TO F. PHILLIPS GILTNER, ONE FIRST NATIONAL CENTER, OMAHA, NE 68102.

  First National of Nebraska, Inc.                PROXY
  One First National Center
  16th and Dodge Streets
  Omaha, NE 68102


            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John R. Lauritzen, F. Phillips Giltner or Bruce R. Lauritzen as Proxies with full power of substitution to represent the undersigned and to vote, as designated below, all of the shares of common stock of First National of Nebraska, Inc. held of record by the undersigned at the annual meeting of that Corporation to be held on June 19, 1996 and any adjournment thereof.

  1. ELECTION OF DIRECTORS

     FOR all persons listed below  [_]
     (except as marked to the contrary below)

     AGAINST all persons listed below  [_]

     INSTRUCTION      TO VOTE AGAINST ANY INDIVIDUAL PERSON, CROSS OUT THE
                      PERSON'S NAME IN THE LIST BELOW.

          F. Phillips Giltner,    Bruce R. Lauritzen,    John R. Lauritzen


  2. RECOMMENDATION FOR EXECUTIVE COMMITTEE

     FOR all persons listed below  [_]
     (except as marked to the contrary below)

     AGAINST all persons listed below  [_]


     INSTRUCTION      TO VOTE AGAINST ANY INDIVIDUAL PERSON, CROSS OUT THE
                      PERSON'S NAME IN THE LIST BELOW.

          F. Phillips Giltner,    Bruce R. Lauritzen,    John R. Lauritzen

  3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


          Please sign this proxy as your name appears above. Joint owners must each sign personally. Trustees and others signing in a representative capacity must indicate the capacity in which they sign.




                                             __________________________________
                                                        (Signature)



     Date: _______________________________   __________________________________